Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Boston Edison Company on Form S-3 (File No. 33-57840) of our report dated January 28, 1999 on our audits of the consolidated financial statements of Boston Edison Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                                 By:  /s/ PricewaterhouseCoopers LLP
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                                          PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 1999